AGREEMENT


     THIS AGREEMENT, made and entered into this 23rd day of February, 2001, by and among Jack Guiragosian, Edwin Minassian and David Dginguerian
(herein collectively referred to as "Lenders") and Craftclick.com, Inc. (herein "Craftclick")

                            RECITALS:

     WHEREAS, on November 17, 2000, Lenders and Craftclick entered into that certain Loan Agreement (herein "Loan Agreement"); and

     WHEREAS, pursuant to the Loan Agreement, Lenders loaned to Craftclick the sum of $154,825.77, secured by the assets of Craftclick; and

     WHEREAS, also pursuant to the Loan Agreement, Lenders later loaned to Craftclick the sum of $80,000, also secured by all of the assets of Craftclick; and

     WHEREAS, The principal and accrued and unpaid interest with respect to both the $154,825.77 loan and the $80,000 loan become due and payable on June 30, 2001, and

     WHEREAS, Craftclick has indicated to Lenders that it will not have the ability on June 30, 2001 to pay the principal and/or accrued and unpaid interest with respect to the $154,825.77 loan and the $80,000 loan; and

     WHEREAS, Craftclick, in order to effect an orderly winding down of its business operations, desires to retire all of its trade debt, and in order to induce Lenders to assist Craftclick in the orderly winding down of its business operations has offered to permit the acceleration of the $154,825.77 loan and the $80,000 loan; and

     WHEREAS, Lenders desire to foreclose upon their loans and take possession of the assets securing their loans as quickly as possible.

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual representations, covenants and warranties herein contained, the parties hereto stipulate and agree as follows:

     1. Acceleration of Loans. In exchange for the consideration described hereinbelow, Craftclick hereby declares the $154,825.77 loan and the $80,000 loan (herein collectively, the "Loans") to be due and payable as of the date written hereinabove. Craftclick waives any right of protest or dishonor with respect to the Loans and the Secured Promissory Notes evidencing the same. Craftclick agrees that there are no defenses, exceptions or rights of setoff with respect to the Loans. In addition, Craftclick agrees that Lenders shall have the right to immediately foreclose upon and take possession as its own all of the assets of Craftclick, being all of the assets securing the Loans. Craftclick agrees to execute whatever documents and provide to Lender's whatever assurances they require in order fully vest all legal and equitable title in all the assets in favor of Lenders. A partial list of the assets thus transferred to Lenders is attached hereto as Exhibit A. Craftclick hereby agrees to execute at the Closing, its Bill of Sale in favor of Craftclick, in form substantially identical to that contained in Exhibit B, attached herein and incorporated herein by this reference.

     2. Retirement of Certain Debts. In exchange for the acceleration of the indebtedness described in Section 1, hereinabove, Lenders agree to retire certain of the debts of Craftclick. The debts of Craftclick that Lenders shall retire are described in Exhibit C, attached hereto and incorporated herein by this reference. Except as set forth in Exhibit C, Lenders shall not be required to make any payment to any creditor of Craftclick unless and until Lenders shall have obtained a Release from the creditor, in a form reasonably acceptable to Lender's counsel, to the effect that following the payment of the amount listed in Exhibit C, no other amount remains payable from Craftclick in favor of the creditor or that Craftclick is in any respect liable to the creditor.

          2.1 In agreeing to retire certain in the debts of some of Craftclick's creditors, the parties hereto specifically stipulate and agree that this agreement confers no rights upon any creditor of Craftclick or any person not a party to this Agreement, and specifically does not confer upon any creditor of Craftclick the status of a third party beneficiary, nor does this Agreement constitute the assumption by Lenders of any of Craftclick's debts in favor of any person or a novation of any contract, right, debt or instrument of any kind.

          2.2 The parties hereto agree that the Loans shall be accelerated and Lenders shall be entitled to take possession of the assets secured by the Loans by the payment by Lenders of any one debt of Craftclick listed in Exhibit C. The failure of any creditor or creditors of Craftclick to provide Craftclick with a Release shall not in any respect defeat the immediate possessory interest in Lenders in all of the assets of Craftclick at the Closing. Lenders agree that, by taking possession of the assets, CraftClick shall no longer be indebted to Lenders or Tri-Tech under or in connection with the Loans, monies advanced under the November 17, 2000 Loan Agreement, payments made under this Agreement and any other monies advanced to or for the benefit of CraftClick.

     3. Representations and Warranties of Craftclick. Craftclick represents unto Lenders, which representations shall survive the Closing, that:

          3.1 To the best of Craftclick's knowledge, the assets listed in Exhibit A represent all of the assets of Craftclick, except for assets in possession of Russell Murray, Tom Murray and Peter Yollin. No tangible asset of Craftclick is located at any location other than at the premises of Craftclick or at the premises of Tri-Tech Internet Services, Inc., 425 E. Colorado Blvd., #710, Los Angeles, CA. Since November 17, 2000, Craftclick has not caused any encumbrances to be placed upon any of the assets of Craftclick.


          3.2 Since November 17, 2000, Craftclick has not disposed of any of the assets of Craftclick other than in the normal course of its business operations.

     4. Closing. The Closing shall occur on February 23, 2001, at the offices of Craftclick, at 432 Culver Blvd., Playa del Rey, CA 90293. At the
Closing:

          4.1 Craftclick shall execute its Bill of Sale for all of the assets of Craftclick;

          4.2 Lenders shall issue its checks in favor of all those creditors of Craftclick who have executed releases in favor of Craftclick.

     5. Post-Closing. The parties hereto agree that it is the best interests of the parties if certain relationships were preserved to the greatest extent possible during the Post-Closing Period. For the purpose of this Agreement, the Post-Closing Period shall be February 23, 2001 until March 10, 2001. Accordingly, the respective parties stipulate and agree as follows:

          5.1 Lenders shall be permitted to store the assets described in Exhibit A at Craftclick's premises until March 10, 2001. During such period, Craftclick shall be permitted to use the assets in the manner used during Craftclick's business operations, but for no other purpose.

          5.2 Lenders shall make whatever premises lease and utility payments required in order to maintain the premises until March 10, 2001, in order to permit the storage of the assets at Craftclick's premises. In the event that Lenders elect not make the required premises lease and utility payments, Lenders shall forthwith remove the assets from the Craftclick premises.

          5.3 Craftclick's executives, Sandip Seth and Manny Singh, shall assist Lenders in the transition of the assets to premises and facilities of Lenders' choosing. During such period, Lenders shall be required to compensate Messrs. Seth and Singh to the same extent as they were compensated by Craftclick immediately prior to the Post-Closing Period.

          5.4 If, as and when additional Releases from creditors are received, Lenders shall make payments of the amounts owing to them as listed on Schedule C.

          5.5 Messrs. Seth and Singh and Lenders shall use their best efforts to maintain the business of Craftclick in its normal course throughout the Post-Closing Period.

     6.   Miscellaneous

          6.1 Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, charge prepaid, or registered or certified mail, return receipt requested. Any such notices must be sent to the address as listed below or such addresses that may be substituted by any party.

          If  to Lenders:

          c/o Tri-Tech Internet Services, Inc.
          425 E. Colorado Boulevard, Suite 710
          Glendale, CA  91`205

          If to CraftClick:

          CraftClick.com, Inc.
          432 Culver Boulevard
          Playa Del Rey, CA  90293

          6.2 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

          6.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          6.4 Construction. Each covenant herein contained shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          6.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          6.6  Governing Law.   This Agreement shall be construed and
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such state.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



LENDERS:

/s/Edwin Minassian
____________________________________________
Edwin Minassian


/s/David Dginguerian
___________________________________________
David Dginguerian


/s/Jack Guiragosian
___________________________________________
Jack Guiragosian


CRAFTCLICK.COM,  INC.



By:/s/Sandip Seth
    President

Attest:
Secretary